UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2013
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, MA		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) APPROVAL OF FISCAL YEAR 2014 EXECUTIVE INCENTIVE PLAN

On November 7, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Skyworks Solutions, Inc. (the “Company”) approved the Fiscal Year 2014 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan establishes cash incentive awards that may be earned by senior management approved for participation in the Incentive Plan, including the Named Executive Officers of the Company, based on the Company’s achievement of certain corporate performance metrics during the Company’s 2014 fiscal year (the “Fiscal Year”). The Incentive Plan also establishes minimum performance metrics that must be achieved before any incentives are awarded under the Incentive Plan. The Incentive Plan’s annual corporate goals, which are approved in advance by the Compensation Committee of the Board of Directors of the Company, involve achievement of certain revenue and operating income metrics during the Fiscal Year.

Under the Incentive Plan, the Company’s Chief Executive Officer is eligible to earn a cash incentive award equaling one-hundred and fifty percent (150%) of his base salary for the Fiscal Year if the Company achieves its target performance metrics during the Fiscal Year, with the opportunity to earn up to a maximum of two (2) times his target award to the extent the Company exceeds its target performance metrics during the Fiscal Year. The Company’s Executive Vice President and General Manager, its Chief Financial Officer, and its Senior Vice President, Worldwide Operations (each a Named Executive Officer of the Company within the meaning of the rules of the U.S. Securities and Exchange Commission) are eligible to earn cash incentive awards equaling eighty percent (80%), seventy-five percent (75%), and seventy percent (70%), respectively, of their base salaries for the Fiscal Year if the Company achieves its target performance metrics during the Fiscal Year, with the opportunity to earn up to a maximum of two (2) times their target awards to the extent the Company exceeds its target performance metrics during the Fiscal Year. Upon completion of the Fiscal Year, the Compensation Committee will determine the extent to which the Company’s performance goals for the Fiscal Year were attained, and whether any awards should be made under the Incentive Plan. In addition, the Compensation Committee has discretion to issue the Company’s common stock in lieu of cash for all, or a part of, an award that is made under the Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

November 14, 2013	By:	/s/ Mark V.B. Tremallo
Name: Mark V.B. Tremallo
Title: Vice President, General Counsel and Secretary

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